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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Bedford Property Investors, Inc.:


We consent to the use of our report dated February 6, 1996 (relating to the consolidated financial statements of Bedford Property Investors, Inc.) incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.



San Francisco, California
October 31, 1996

                                            /s/ KPMG Peat Marwick


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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Bedford Property Investors, Inc.:

We consent to the use of our reports dated November 10, 1995 and January 26, 1996 (relating to the historical summaries of gross income and direct operating expenses of the Landsing Pacific Portfolio and 3002 Dow Business Center, respectively) incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


San Francisco, California
October 31, 1996


                                            /s/ KPMG Peat Marwick